                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sequenom, Inc. pertaining to the Gemini Genomics Company Share Option Plan, International Executive Share Option Plan and Individual Share Option Plans of our report dated February 9, 2001, with respect to the Financial Statements of Sequenom, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.

                                                       /s/     Ernst & Young LLP

                                                       ERNST & YOUNG LLP


San Diego, California
September 18, 2001